UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 16, 2012

_____________________________

CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Supplemental Incentive Plan

Clear Channel Communications, Inc. (“CCU”) is an indirect subsidiary of CC Media Holdings, Inc. (“CCMH”).  On February 16, 2012, the Compensation Committee of the board of directors of CCMH and the Compensation Committee of the board of directors of Clear Channel Outdoor Holdings, Inc., an indirect subsidiary of CCMH and CCU (“CCOH”), approved a supplemental incentive plan (the “SIP”) pursuant to which a limited number of employees of CCMH and its subsidiaries are eligible to receive an additional bonus opportunity for 2012 based on their respective achievement of supplemental performance criteria to be established for each participant by the applicable Compensation Committee.  The supplemental performance criteria will be in addition to the annual performance criteria established by the applicable Compensation Committee for each participant pursuant to either CCMH’s 2008 Annual Incentive Plan or CCOH’s 2006 Annual Incentive Plan, as applicable, but will consist of the types of business criteria specified in the definition of “Performance Goals” under CCMH’s 2008 Annual Incentive Plan or in the “Performance Criteria” section of CCOH’s 2006 Annual Incentive Plan, as applicable.  Following the conclusion of 2012, based on such supplemental performance criteria, the applicable Compensation Committee, in its sole discretion, will determine the bonus amount, if any, earned, which will be paid 36 months after the date of approval of the supplemental performance criteria by the applicable Compensation Committee.  To receive payment of an award under the SIP, a participant must be an active employee of CCMH or its subsidiaries at the time of payment.

Thomas W. Casey, Executive Vice President and Chief Financial Officer of CCMH, CCU and CCOH, is a participant in the SIP and is eligible to receive an additional bonus opportunity from CCMH of between $0 and $200,000, based on achievement of the supplemental performance criteria to be approved by CCMH’s Compensation Committee for Mr. Casey.  A percentage of any amounts paid to Mr. Casey by CCMH pursuant to the SIP will be allocated to CCOH in recognition of Mr. Casey’s services to CCOH, pursuant to the Corporate Services Agreement entered into between CCOH and a subsidiary of CCMH and CCU in connection with CCOH’s initial public offering. Mr. Hogan also is a participant in the SIP, as described below.

The foregoing summary is qualified in its entirety by reference to the summary description of the SIP, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

John Hogan Employment Agreement Amendment

On February 23, 2012, Clear Channel Broadcasting, Inc. (“CCB”), an indirect wholly-owned subsidiary of CCMH and CCU, and John E. Hogan entered into an amendment (the “Amendment”) to Mr. Hogan’s amended and restated employment agreement dated November 15, 2010 (the “Employment Agreement”).

        Pursuant to the terms of the Amendment: (1) the term of Mr. Hogan’s Employment Agreement was extended by two years to December 31, 2015, with automatic extensions from year to year thereafter unless either CCB or Mr. Hogan gives written notice of non-renewal on or before October 1, 2015, or annually, on each October 1 thereafter; (2) Mr. Hogan was promoted to the position of Chairman and Chief Executive Officer—Clear Channel Media & Entertainment; (3) Mr. Hogan was provided with the opportunity to earn an incremental bonus during calendar year 2012 pursuant to the SIP described above, with a target of $900,000, based upon performance criteria to be approved by CCMH’s Compensation Committee; and (4) Mr. Hogan will receive a restricted stock unit award with respect to the Class A common stock of CCMH on December 31, 2015 that will vest on December 31, 2016, if the Target Amount (as defined below) is less than $5,000,000 on December 31, 2015 and if he remains employed on both of those dates.  The Fair Market Value of the restricted stock unit award will equal $5,000,000 minus the Target Amount.  The Target Amount as of a particular date means 251,223 times the excess, if any, of (a) the Fair Market Value of the Shares (as defined in his Stock Option Agreements pursuant to the Clear Channel 2008 Executive Incentive Plan) on such date, over (b) $10.00.  In addition, the provisions of Section 8(D) of Mr. Hogan’s Employment Agreement were revised to provide that Mr. Hogan will be eligible to receive an additional equity value preservation payment calculated as provided in the Amendment if his employment is terminated by the Company without Cause (as defined in the Employment Agreement), by the Company following its notice of non-renewal or by Mr. Hogan for Good Cause (as defined in the Employment Agreement) and Mr. Hogan provides certain releases.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	10.1	Summary Description of 2012 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to CC Media Holdings, Inc.’s Current Report on Form 8-K filed on February 23, 2012).
10.2
First Amendment dated February 23, 2012 to Amended and Restated Employment Agreement by and between Clear Channel Broadcasting, Inc. and John E. Hogan dated November 15, 2010 (Incorporated by reference to Exhibit 10.2 to CC Media Holdings, Inc.’s Current Report on Form 8-K filed on February 23, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: February 23, 2012	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Summary Description of 2012 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to CC Media Holdings, Inc.’s Current Report on Form 8-K filed on February 23, 2012).
10.2
First Amendment dated February 23, 2012 to Amended and Restated Employment Agreement by and between Clear Channel Broadcasting, Inc. and John E. Hogan dated November 15, 2010 (Incorporated by reference to Exhibit 10.2 to CC Media Holdings, Inc.’s Current Report on Form 8-K filed on February 23, 2012).